UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 9, 2006

Date of Report (Date of earliest event reported)

Tripos, Inc.

 (Exact name of registrant as specified in its charter)

Utah	0-23666	43-1454986
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1699 South Hanley Rd., St. Louis, MO   63144

(Address of principal executive offices)    (Zip Code)

Registrant's telephone number, including area code:

(314) 647-1099

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.       Results of Operations and Financial Condition

            The following information is furnished pursuant to Item 2.02, Results of Operations and Financial Condition.

            On May 9, 2006, Tripos, Inc. issued a press release announcing its financial results for the first quarter ended March 31, 2006.  A copy of Tripos, Inc.'s press release is incorporated herein by reference and is furnished as Exhibit 99.1 to this report.

Item 9.01.       Financial Statements and Exhibits

Exhibits

99.1     Press release dated May 9, 2006, issued by Tripos, Inc.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRIPOS, INC.

By: /s/ B. James Rubin

B. James Rubin

Sr. Vice President

Chief Financial Officer

Date: May 9, 2006

EXHIBIT 99.1

Contacts:

Tripos, Inc.

Jim Rubin

Chief Financial Officer

(314) 647-8837

(Media only)

Waggener Edstrom Worldwide

Bioscience and Healthcare Practice

Lisa Osborne

Account Director

(202) 326-0793

lisao@waggeneredstrom.com

For Release 6 a.m. EDT

May 9, 2006

Tripos Reports First-Quarter 2006 Financial Results

ST. LOUIS - May 9, 2006 - Tripos, Inc. (Nasdaq: TRPS), a leading provider of drug discovery chemistry and informatics products and services, today announced financial results for the first quarter of 2006.

Financial results for the three months ending March 31, 2006, were as follows:

§         Tripos posted revenues of $8.5 million compared with the previous year's first-quarter revenues of $15.0 million.

§         Operating loss was $3.7 million, compared with an operating profit of $305,000 in the first quarter of 2005. The first quarter 2006 results include a one-time restructuring charge of $927,000.

§         Pretax loss was $3.9 million for the first quarter, compared with pretax loss of $90,000 in the same period of 2005.

§         Net loss for the first quarter of 2006 was $3.7 million, or $0.36 per basic share. This is compared with a net loss of $19,000, or $0.00 per basic share, for the first quarter of 2005.

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Tripos Reports First Quarter 2006 Financial Results                                                                                 Page 5

"Tripos implemented a number of initiatives in the first quarter of this year to restructure and reorganize our businesses with a focus on serving existing customers while also moving into new markets, having completed the four-year $90 million contract with Pfizer, Inc. in the fourth quarter of 2005," said Dr. John P. McAlister, president and CEO of Tripos. "This required a reduction in force, which primarily affected Tripos Discovery Research, Ltd. (TDR) in Bude, England, and a corresponding reorganization of operating activities in our laboratories. Our first-quarter 2006 financial results reflect the interruptions and inefficiencies in our operations while we implemented the reorganization. Certain of these inefficiencies may carry over into future quarters as the business adjusts to the different customer mix. Nonetheless, we are pleased to have been successful in signing a number of new business agreements in both Discovery Research and Discovery Informatics over the course of this first quarter."

"Tripos' financial position has been solidified as well," Dr. McAlister continued. "Our loan agreements with LaSalle Bank have been extended to Jan. 1, 2007. We reached a tentative settlement of the shareholder lawsuit, removing potential financial exposure for the company. Subsequent to the end of the first quarter, we also raised net proceeds of approximately $5.0 million by selling 1.8 million shares of Convertible Preferred Stock and 550,000 five-year common stock warrants to Midwood Capital on May 4. This financing enhances our ability to pursue our strategic initiatives and supports current and potential business developments. Gross proceeds from that transaction were $5.5 million before expenses and will be reflected in our second-quarter 2006 report. In addition to these operating and financial activities, we continue to actively explore strategic alternatives focused on the long-term success of the organization and increasing shareholder value."

"We recognize the changes and challenges our industry is facing and place high importance on adapting to meet our customers' evolving needs. We made significant strides toward this objective in the last quarter, with new Discovery Research partnerships, Discovery Informatics collaborations and product releases for our core SYBYL® and Benchware® tools."

First-Quarter Operational Summary

Tripos announced the following strategic activities and business developments during the quarter:

§         Tripos implemented a reduction in force for its Discovery Research business. The action resulted in 76 employees leaving TDR in Bude, England, and nine people leaving positions in the United States. This was an integral part of Tripos' plan to streamline and refine its Discovery Research business.

§         Tripos announced that it retained the financial advisory firm Seven Hills Partners to explore various strategic alternatives to maximize shareholder value and enhance growth prospects.

§         Wyeth Pharmaceuticals, a division of Wyeth, chose Tripos Discovery Informatics technology as the basis for its next-generation discovery IT solution to be used by scientists throughout Wyeth's worldwide discovery operations. Wyeth's new Scientific Workbench is based on Tripos' SMART-IDEA™ technology, the solution Tripos developed in collaboration with Bristol-Myers Squibb Co.

§         Tripos Discovery Research announced new research contracts with prominent pharmaceutical and life science companies across Europe and North America, including Genzyme Corp., GlaxoSmithKline Research and Development Ltd., Schering-Plough Research Institute, CeNeS Ltd. and Gemin X Biotechnologies Inc.

§         Tripos Discovery Informatics released SYBYL 7.2, the latest version of its integrated molecular modeling environment for drug discovery research. From the Benchware product suite, Tripos unveiled Benchware LibraryMaker 6.0 and Benchware LibraryDesigner 2.4. This Microsoft® Windows®-based suite of tools gives laboratory chemists increased power and capabilities for working with compound libraries.

§         Tripos Discovery Research announced a chemistry collaboration with Abbott Laboratories for library design, analysis and synthesis.

§         In addition, Tripos Discovery Research announced a new research collaboration with Cara Therapeutics, in which TDR will provide ongoing chemistry research expertise in support of Cara's drug discovery programs.

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Tripos Reports First Quarter 2006 Financial Results                                                                                 Page 6

Webcast Information

Tripos will host a conference call and webcast today at 10 a.m. EDT to discuss these financial results in detail. Those who want to participate in the webcast can visit the Tripos Web site at http://www.tripos.com. The financial webcast archive will be available beginning at noon EDT today and will remain on the Tripos Web site through June 9, 2006.

General

This press release contains forward-looking statements concerning, among other things: (1) expectations regarding future revenues and earnings, product introductions, growth in product sales, resource allocation and capacity; (2) expectations regarding existing and future opportunities for drug discovery collaborations; and (3) expectations regarding Tripos' ability to assess and pursue strategic alternatives to maximize stockholder value and enhance growth prospects. These statements are based upon numerous assumptions that Tripos cannot control and involve risks and uncertainties that could cause actual results to differ. These statements should be understood in light of the risk factors set forth in the Company's filings with the Securities and Exchange Commission, including, without limitations, those factors set forth in the Company's Form 10-K for the fiscal year ended Dec. 31, 2005, and from time to time in the Company's periodic filings with the Securities and Exchange Commission. Except as otherwise required under federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

About Tripos, Inc.

Tripos (Nasdaq: TRPS) combines leading-edge technology and innovative science to deliver consistently superior chemistry-research products and services for the biotechnology, pharmaceutical and other life science industries. Within Tripos' Discovery Informatics (DI) business, the company provides software products and consulting services to develop, manage, analyze and share critical drug discovery information. Within Tripos' Discovery Research (DR) business, Tripos' medicinal chemists and research scientists partner directly with clients in their research initiatives, leveraging state-of-the-art information technologies and research facilities. Further information on Tripos can be found at http://www.tripos.com.

# # #

Tripos and the Tripos logo are registered trademarks of Tripos, Inc., and/or its affiliates in the United States and certain other countries. All other trademarks mentioned in this document are the property of their respective owners.

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Tripos Reports First Quarter 2006 Financial Results                                                                                 Page 7

Tripos, Inc.

Condensed Results of Operations

(in thousands, except per-share data)

	Three Months Ended
	31-March-06	31-March-05
Net sales
Discovery Informatics products and support	$ 5,883	$ 6,263
Discovery Informatics services	789	668
Discovery Research products and services	1,781	8,102
Hardware	17	10
Total net sales	8,470	15,043

Cost of sales	3,567	7,907
Gross profit	4,903	7,136

Operating expenses
Sales and marketing	3,010	2,945
Research and development	2,822	1,921
General and administrative	1,838	1,965
Restructuring charge	927	--
Total operating expenses	8,597	6,831

Income (loss) from operations	(3,694)	305

Other income (loss), net	(210)	(395)
Income (loss) before income taxes	(3,904)	(90)

Income tax expense (benefit)	(218)	(71)
Net (loss)	$ (3,686)	$ (19)

Basic and diluted loss per share	$ (0.36)	$ (0.00)

Basic and diluted weighted average
shares outstanding	10,190	10,060

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Tripos, Inc.

Consolidated Balance Sheets

(in thousands)

	31-March-06	31-Dec.-05

Assets:
Current assets:
Cash and cash equivalents	$ 5,228	$ 6,241
Accounts receivable	6,057	11,219
Inventory	5,762	5,155
Prepaid expenses	5,040	4,386
Total current assets	22,087	27,001

Property and equipment, less accumulated depreciation	26,039	26,789
Capitalized development costs, net	2,345	2,291
Goodwill	5,272	5,255
Intangible assets, net	3,432	3,554
Investments recorded at cost	1,711	1,695
Deferred income taxes	231	231
Total assets	$ 61,117	$ 66,816

Liabilities and shareholders' equity:
Current liabilities:
Current portion of long-term debt and capital leases	$ 6,476	$ 7,982
Accounts payable	955	1,219
Accrued expenses	4,387	4,970
Deferred revenue	14,993	15,898
Total current liabilities	26,811	30,069

Long-term portion of capital leases	2,762	1,343
Long-term debt	5,914	5,891

Shareholders' equity
Common stock	102	102
Additional paid-in capital	41,947	41,846
Retained earnings (deficit)	(16,063)	(12,377)
Other comprehensive income (deficit)	(356)	(58)
Total shareholders' equity	25,630	29,513
Total liabilities and shareholders' equity	$ 61,117	$ 66,816